SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Xencor, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

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IMPORTANT ANNUAL MEETING INFORMATION

Go to www.envisionreports.com/XNCR Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Online

•  Go to www.envisionreports.com/XNCR

•  Or scan the QR code – login details are located              in the shaded bar below.

•  Votes submitted electronically must be received by 11:59p.m. (Eastern Time), on June 25, 2019

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Xencor, Inc. Shareholder Meeting to be Held on June 26, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/XNCR

Easy Online Access — View your proxy materials and vote.

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/XNCR.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4:  Make your selection as instructed on each screen to select delivery preferences and vote.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 15, 2019 to facilitate timely delivery.

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Shareholder Meeting Notice

Xencor, Inc.’s Annual Meeting of Shareholders will be held on June 26, 2019 at the Company’s headquarters, 111 W. Lemon Ave., Monrovia, California 91016, at 1:30 p.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all nominees listed and FOR Proposal 2 and 3:

1.	Election of Directors.
2.	Proposal to ratify RSM US, LLP as the independent public accounting firm for 2019.
3.	Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Xencor 2019 Annual Meeting

Directions from...

Burbank Bob Hope (BUR) — Take the 5 Freeway South to the 134 Freeway East to the 210 Freeway East. Exit Myrtle Ave. and make a left turn. Proceed one mile on Myrtle to Lemon Ave and turn left, the building is on the north side of the street.

LA/Ontario Int’l (ONT) — Take the 10 Freeway West to the 57 Freeway North to the 210 Freeway West. Exit Myrtle Ave, make a right turn. Proceed one mile on Myrtle to Lemon Ave and turn left, the building is on the north side of the street.

Los Angeles Int’l (LAX) — Take the 105 Freeway East to the 605 Freeway North to the 210 Freeway West. Travel approximately 4 miles on the 210 Freeway, exit at Myrtle Ave. and turn right. Proceed one mile on Myrtle to Lemon Ave. and turn left, the building is on the north side of the street.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

→  Internet – Go to www.envisionreports.com/XNCR. Click Cast Your Vote or Request Materials.

→  Telephone – Call us free of charge at 1-866-641-4276.

→  Email – Send email to investorvote@computershare.com with “Proxy Materials Xencor, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse, and state that you want a paper copy of current meeting materials.

      To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 15, 2019.

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